For Immediate Release
Media Contact:

Liz Bacelar LivePerson, Inc. (212) 991-1708 ebacelar@liveperson.com

LivePerson Announces Appointment of Daniel Murphy as Chief Financial Officer

New York, NY – April 7, 2011 – LivePerson, Inc. (NASDAQ: LPSN), a leading provider of online, real-time intelligent engagement solutions, today announced that Daniel Murphy will join the Company as its Chief Financial Officer with an expected start date of May 3, 2011.  Mr. Murphy will replace outgoing President and CFO Tim Bixby, who announced his intention to leave the Company late last year.  Mr. Bixby will continue with the Company until May 13, 2011 to ensure a smooth transition to Mr. Murphy.

“I am very pleased to welcome Dan to the LivePerson management team,” said Robert LoCascio, LivePerson’s Founder and Chief Executive Officer. “He brings more than 20 years of broad experience in senior management, corporate finance and accounting roles, most recently serving as CFO at two marketing technology companies, and previously as CFO of multiple divisions of Thomson Financial (now Thomson Reuters). Dan’s proven track record as a financial executive for companies large and small, and his blend of experience in data intelligence and software will be an asset to LivePerson as we expand our business, and build upon our leading platform for intelligent engagement services.”

“I am very excited to join LivePerson as the Company targets its next phase of expansion and innovation. I look forward to supporting the company’s strategic plans, product innovation, and pursuit of excellence in real-time intelligent engagement,“ said Mr. Murphy.

Mr. Murphy joins LivePerson from Conductor, Inc. a maker of a widely used search engine optimization platform for enterprises. He previously served as Chief Financial Officer of Marketing Technology Solutions (MTS). Prior to that, Mr. Murphy served for 13 years at Thomson Financial (now Thomson Reuters), a leading global information services company, where he held several management and finance roles of increasing responsibility and complexity, serving as CFO of multiple business units, including the then-$1.6 billion Sales, Marketing and Services Organization for the financial services vertical, and supporting many successful acquisitions, as well as integrations of new products and businesses.  Mr. Murphy received a Bachelor's degree in Business Administration from Saint Bonaventure University.

About LivePerson
LivePerson, Inc. (NASDAQ:LPSN) is a leading provider of real-time intelligent engagement solutions that optimize online conversions, customer service and support for companies of all sizes. Our web-based solutions use a scalable application and system architecture, allowing for quick deployment.  LivePerson offers a secure and reliable platform for delivery of relevant, compelling and personalized online experiences. More than 8,500 companies including Cisco, Hewlett-Packard, IBM, Microsoft, Verizon, Overstock and Orbitz rely on LivePerson to maximize the impact of the online channel. LivePerson has been named one of America's 25 Fastest-Growing Tech Companies in 2010 by Forbes, and Company of the Year by Frost and Sullivan.  LivePerson is headquartered in New York City with offices in Tel Aviv, Atlanta, London and San Francisco. For more information please visit http://www.liveperson.com.

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Safe Harbor Provision
Statements in this press release regarding LivePerson that are not historical facts are forward-looking statements and are subject to risks and uncertainties that could cause actual future events or results to differ materially from such statements. Any such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. It is routine for our internal projections and expectations to change as the quarter and year progresses, and therefore it should be clearly understood that the internal projections and beliefs upon which we base our expectations may change. Although these expectations may change, we are under no obligation to inform you if they do.  Actual events or results may differ materially from those contained in the projections or forward-looking statements. Some of the factors that could cause actual results to differ materially from the forward-looking statements contained herein include, without limitation: potential fluctuations in our quarterly and annual results; the adverse effect that the global recession may have on our business; competition in the real-time sales, marketing, customer service and online engagement solutions market; risks related to the operational integration of acquisitions; risks related to new regulatory or other legal requirements that could materially impact our business; risks related to our international operations, particularly our operations in Israel, and the civil and political unrest in that region; impairments to goodwill that result in significant charges to earnings; volatility of the value of certain currencies in relation to the US dollar, particularly the New Israeli Shekel, U.K. pound and Euro;  continued use by our clients of the LivePerson services and their purchase of additional services; responding to rapid technological change and changing client preferences; technology systems beyond our control and technology-related defects that could disrupt the LivePerson services; privacy concerns relating to the Internet that could result in new legislation or negative public perception; risks related to the regulation or possible misappropriation of personal information; legal liability and/or negative publicity for the services provided to consumers via our technology platforms; risks related to protecting our intellectual property rights or potential infringement of the intellectual property rights of third parties; and risks related to our common stock being traded on more than one market, which may result in additional variations in the trading price of our common stock  This list is intended to identify only certain of the principal factors that could cause actual results to differ from those discussed in the forward-looking statements. Readers are referred to the reports and documents filed from time to time by us with the Securities and Exchange Commission for a discussion of these and other important risk factors that could cause actual results to differ from those discussed in forward-looking statements.